Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

I, Ariel Goldblatt, President and Chief Executive Officer of the StepStone Private Credit Co-Investment Fund (the “Registrant”), and

I, Joseph Cambareri, Treasurer and Chief Financial Officer of the Registrant,

each certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Chief Executive Officer	Treasurer, Chief Financial Officer
StepStone Private Credit Co-Investment Fund	StepStone Private Credit Co-Investment Fund

/s/ Ariel Goldblatt	/s/ Joseph Cambareri
Ariel Goldblatt	Joseph Cambareri
Date: August 29, 2025	Date: August 29, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.